First Quarter 2021 Earnings NYSE: TREC www.trecora.com May 5, 2021

Forward Looking Statements 2 Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to the impacts of the COVID-19 pandemic on our business, financial results and financial condition and that of our customers, suppliers, and other counterparties; general economic and financial conditions domestically and internationally; insufficient cash flows from operating activities; our ability to attract and retain key employees; feedstock and product prices; feedstock availability and our ability to access third party transportation; competition; industry cycles; natural disasters or other severe weather events (including the Texas freeze event), health epidemics and pandemics (including the COVID-19 pandemic) and terrorist attacks; our ability to consummate extraordinary transactions, including acquisitions and dispositions, and realize the financial and strategic goals of such transactions; technological developments and our ability to maintain, expand and upgrade our facilities; regulatory changes; environmental matters; lawsuits; outstanding debt and other financial and legal obligations (including having to return the amounts borrowed under the Paycheck Protection Program or failing to qualify for forgiveness of such loans, in whole or in part); difficulties in obtaining additional financing on favorable conditions, or at all; local business risks in foreign countries, including civil unrest and military or political conflict, local regulatory and legal environments and foreign currency fluctuations; and other risks detailed in our latest Annual Report on Form 10-K, including but not limited to, “Part I, Item 1A. Risk Factors" and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" therein, and in our other filings with the SEC. Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic and other natural disasters such as severe weather events (including the Texas freeze event). There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this earnings release and the information included in our prior releases, reports and other filings with the SEC, the information contained in this earnings release updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light ofnew information or future events.

Non-GAAP Measures This presentation includes non-GAAP financial measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations and provide reconciliations from our most directly comparable GAAP financial measures to those measures. We believe these financial measures provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We also believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, and not as a substitute for, analysis of our results under GAAP. We define EBITDA from continuing operations as net income (loss) from continuing operations plus interest expense, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA from continuing operations as EBITDA from continuing operations plus share- based compensation, plus restructuring and severance expenses, plus impairment losses and plus or minus gains or losses on disposal of assets. 3

4 Q1 2021 Summary $4.5-$5.0 million impact of Texas freeze event on net loss and Adjusted EBITDA from continuing ops Net loss from continuing operations of $4.4m; Adjusted EBITDA from cont. ops of $(0.5)m Launch of $20m share repurchase program Total consolidated cash: $53m at end of March Bank debt target leverage of 1.5x – 2.0x Post-Q1 price increases for both solvents and wax

5 Debt and Cash Summary $ millions March 31, 2021 December 30, 2020 Total Bank Debt $45.0 $46.1 PPP Loans $6.1 $6.1 Total Debt $51.1 $52.2 Cash on Balance Sheet $53.0 $55.7 Total Debt Net of Cash $(1.9) $(3.5) $ millions Pro Forma Note Cash Balance $53.0 As of March 31, 2021 Tax Refund (CARES Act) $2.4 Received April 1, 2021 Pro Forma Cash Balance $55.4 Total Pro Forma Net Debt $(4.3) Strong Balance Sheet Ample Liquidity Total liquidity at the end of Q1, including availability under our undrawn revolver of $52.6 million, stands at $108 million.

Q1 2021 Performance Summary Q1’21 Q4’20 Q3’20 Q2’20 Q1’20 FY‘20 FY’19 Diluted EPS from continuing operations* ($0.18) ($0.01) $0.04 $(0.07) $0.23 $0.20 ($0.52) Net Income (Loss) from continuing operations* ($4.4) ($0.1) $1.1 ($1.9) $5.9 $5.0 ($12.9) Adjusted EBITDA from continuing operations* (1) ($0.5) $4.8 $7.1 $4.2 $5.5 $21.6 $31.0 Gross Margin 4.3% 10.3% 17.7% 15.2% 13.0% 13.7% 14.9% Cap Ex $4.8 $3.1 $2.7 $5.7 $1.9 $13.4 $10.1 Total Bank Debt $45.0 $46.1 $47.1 $78.2 $102.2 $46.1 $83.3 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its more directly comparable GAAP measure. 6 * Includes the impact of the Texas freeze event on Q1 2021 of $4.5 - $5.0 million.

Q1 2021 Business Segment Performance Summary Specialty Petrochemicals Sales Volume (million gallons) Q1’21 Q4’20 Q3’20 Q2’20 Q1’20 All Products 17.2 22.1 17.9 15.3 19.7 Prime Products 14.7 17.6 14.7 13.1 16.2 By-products 2.5 4.5 3.1 2.3 3.5 7 Specialty Waxes Q1’21 Q4’20 Q3’20 Q2’20 Q1’20 Wax Revenue ($m) $6.9 $7.1 $6.0 $5.5 $6.8 Wax Sales Volume (m lbs) 8.8 9.0 8.8 8.4 10.2 Avg. Wax Sales Price ($/lb) $0.78 $0.78 $0.68 $0.65 $0.66 Custom Processing Revenue ($m) $1.8 $2.0 $2.5 $2.8 $3.6

Petrochemical Feedstock - Market Price of Natural Gasoline Per Gallon



$1.70
$1.50
$1.30
$1.10
$0.90
$0.70
$0.50
$0.30
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21

(Source: OPIS)

TRECORA Resources NYSE

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Wax Volume and Revenue (in thousands) 9 Specialty Waxes 0 2,000 4,000 6,000 8,000 10,000 12,000 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 V o lu m e R e ve n u e Wax Revenues($) Wax Volume (Lbs)

o New Markets/Products: 12 o Asset Utilization: 11 o Increasing Productivity: 5 10 Organic Growth Execution Funnel Ideation Gate 1 Definition Gate 2 Execution Gate 3 Ideation Definition Execution Total # of Projects Q1’21 # of Projects 10 6 12 28 Q4’20 # of Projects 12 9 14 35 Q3’20 # of Projects 16 6 11 33 Dynamic Evolution of Funnel • Current growth portfolio of 28 projects Current Project Categories

For more information, please visit our website: http://www.trecora.com 11

12 Reconciliation Of Selected GAAP Measures To Non-GAAP Measures * Discontinued Operations only applicable within the Corporate segment